EXHIBIT 3


                                ESCROW AGREEMENT

                  ESCROW AGREEMENT, dated as of __________ __, 2000 (this "AGREEMENT"), by and among Metromedia Fiber Network, Inc., a Delaware corporation (the "PARENT"), Mark Spagnolo, appointed by the Company Stockholders as their representative for all purposes under this Agreement (the "ESCROW REPRESENTATIVE"), and _____________, as escrow agent (the "ESCROW AGENT").

                  WHEREAS, concurrently with the execution and delivery of this Agreement and pursuant to an Agreement and Plan of Merger, dated as of October 9, 2000 (the "MERGER AGREEMENT"; capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement) by and among the Parent, SiteSmith, Inc., a Delaware corporation (the "COMPANY"), and Aqueduct Acquisition Corp., a Delaware corporation ("MERGER Sub"), Merger Sub will be merged with and into the Company and each share of Company Common Stock owned by the Company Stockholders immediately prior to the Effective Time will be converted into that number of shares of Parent Common Stock as is determined in accordance with the Merger Agreement; and

                  WHEREAS, the Merger Agreement provides that (i) the Parent, the Escrow Representative and the Escrow Agent will enter into this Agreement,
(ii) the Parent will withhold a portion of the shares (the "ESCROW SHARES") of Parent Common Stock that would otherwise be issued to the Company Stockholders on the date hereof pursuant to the Merger Agreement, (iii) the Parent will deliver certificates representing the Escrow Shares to the Escrow Agent, and
(iv) the Company Stockholders will deliver to the Escrow Agent executed stock transfer powers related to the Escrow Shares.

                  NOW, THEREFORE, the Parent, the Escrow Representative and the Escrow Agent hereby agree as follows:

                  1. APPOINTMENT OF THE ESCROW AGENT; DEPOSIT OF ESCROW SHARES. The Escrow Representative and the Parent hereby constitute and appoint the Escrow Agent as, and the Escrow Agent hereby agrees to assume and perform the duties of, the escrow agent under and pursuant to this Agreement. The Escrow Agent acknowledges receipt of (i) an executed copy of the Merger Agreement and this Agreement, (ii) certificates from the Parent representing the number of Escrow Shares set forth opposite each Company Stockholder's name on SCHEDULE 1 hereto, and (iii) duly executed stock transfer powers relating to the Escrow Shares from each Company Stockholder,.

                  2. HOLDING OF THE ESCROW SHARES. The Escrow Agent shall hold each Company Stockholder's Escrow Shares in escrow in the separate account maintained for the benefit of such Company Stockholder and Parent. The Escrow Shares shall not be subject to lien or attachment by any creditor of any party hereto or the Company Stockholders and shall be used solely for the purpose set forth in this Agreement. The Escrow Shares or any proceeds thereof shall not be available to, and shall not be used by,

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the Escrow Agent to set off any obligations of any of the Company Stockholders, the Escrow Representative or the Parent owing to the Escrow Agent in any capacity.

                  3. DIVIDENDS AND OTHER DISTRIBUTIONS. Except for tax-free distributions paid in stock declared with respect to the Escrow Shares pursuant to Section 305(a) of the Code, the Escrow Agent shall, upon receipt thereof, promptly distribute to each Company Stockholder any dividends or other distributions of any kind made in respect of any Company Stockholder's Escrow Shares. In the event that the Escrow Shares are exchanged for any other securities and/or cash or other property by reason of a merger, consolidation, recapitalization, reorganization or similar corporate transaction, such securities and/or cash or other property shall be substituted for the Escrow Shares for purposes of this Agreement, and the Parent and the Escrow Representative shall agree to such equitable adjustments in the provisions of this Agreement as may be necessary to give effect to this sentence.

                  4. VOTING. Prior to the later of (i) the first anniversary of the Closing Date (the "TERMINATION DATE"), or (ii) the time at which all Escrow Shares have been distributed to the Company Stockholders pursuant to this Agreement, each Company Stockholder will have voting rights with respect to his, her or its Escrow Shares, and the Parent shall take commercially reasonable steps to cooperate with the exercise of such rights. While the Escrow Shares remain in the Escrow Agent's possession pursuant to this Agreement, the Company Stockholders shall retain and be able to exercise all other incidents of ownership of the Escrow Shares which are not inconsistent with the terms and conditions of this Agreement and the Merger Agreement.

                  5.       CLAIMS FOR INDEMNITY.

                           (a)      Concurrently with the delivery of an
Indemnity Notice under the Merger Agreement, the Parent will deliver to the Escrow Agent a certificate in substantially the form of ANNEX I attached hereto (a "CERTIFICATE OF INSTRUCTION"). No Certificate of Instruction may be delivered by the Parent after the close of business on the business day immediately preceding the Termination Date. The Escrow Agent shall give written notice to the Escrow Representative of its receipt of a Certificate of Instruction not later than the fifth business day following receipt thereof, together with a copy of such Certificate of Instruction.

                           (b)      If the Escrow Agent (i) shall not, within
thirty (30) calendar days following its receipt of a Certificate of Instruction (the "OBJECTION PERIOD"), have received from the Escrow Representative a certificate in substantially the form of ANNEX II attached hereto (an "OBJECTION CERTIFICATE") disputing the Company Stockholders' obligation to pay the Owed Amount referred to in such Certificate of Instruction, or (ii) shall have received such an Objection Certificate within the Objection Period and shall thereafter have received either (A) a certificate from Parent and the Escrow Representative substantially in the form of ANNEX III attached hereto (a "RESOLUTION CERTIFICATE") stating that Parent and the Escrow Representative have agreed that the Owed Amount referred to in such Certificate of Instruction (or a specified portion thereof) is payable to one or more of the Indemnified Persons or (B) a copy of an order of

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a court of competent jurisdiction (accompanied by a certificate of Parent and the Escrow Representative substantially in the form of ANNEX IV attached hereto (a "LITIGATION CERTIFICATE")) stating that the Owed Amount referred to in such Certificate of Instruction (or a specified portion thereof) is payable to one or more of the Indemnified Persons by the Company Stockholders, then the Escrow Agent shall, on the business day next following (A) the expiration of the Objection Period or (B) the Escrow Agent's receipt of a Resolution Certificate or a Litigation Certificate, as the case may be, deliver to the Parent from each Company Stockholder's portion of the Escrow Shares (pro rata in accordance with paragraph (g) of this SECTION 5) a certificate or certificates evidencing in the aggregate that number of whole Escrow Shares (rounding to the nearest whole share), as is equal to the quotient obtained by dividing (x) the Owed Amount (or, if such Resolution Certificate or Litigation Certificate specifies that a lesser amount than such Owed Amount is payable, such lesser amount) by (y) the Average Parent Stock Price, calculated as of the date of the Litigation Certificate or the Resolution Certificate, as applicable, or if no Objection Certificate is received, the Certificate of Instruction.

                           (c)      The Escrow Agent shall give written notice
to the Parent of its receipt of an Objection Certificate not later than the fifth business day following receipt thereof, together with a copy of such Objection Certificate. The Escrow Agent shall give written notice to the Escrow Representative of its receipt of a Litigation Certificate not later than the fifth business day following receipt thereof, together with a copy of such Litigation Certificate.

                           (d)      Upon the payment by the Escrow Agent of the
Owed Amount referred to in a Certificate of Instruction, such Certificate of Instruction shall be deemed canceled. Upon the receipt by the Escrow Agent of a Resolution Certificate or a Litigation Certificate and the payment by the Escrow Agent of the Owed Amount referred to therein, the related Certificate of Instruction shall be deemed canceled.

                           (e)      Upon the Parent's determination that it has
no claim or has released its claim with respect to an Owed Amount referred to in a Certificate of Instruction (or a specified portion thereof), the Parent will promptly deliver to the Escrow Agent a certificate substantially in the form of ANNEX V attached hereto (a "PARENT CANCELLATION CERTIFICATE") canceling such Certificate of Instruction (or such specified portion thereof, as the case may be), and such Certificate of Instruction (or portion thereof) shall thereupon be deemed canceled. The Escrow Agent shall give written notice to the Escrow Representative of its receipt of a Parent Cancellation Certificate not later than the fifth business day following receipt thereof, together with a copy of such Parent Cancellation Certificate.

                           (f)      Upon receipt of an order of a court of
competent jurisdiction stating that none of the Owed Amount (or such specified portion thereof, as the case may be) referred to in a Certificate of Instruction as to which the Escrow Representative delivered an Objection Certificate within the Objection Period is payable to any Indemnified Person by the Company Stockholders, the Escrow Representative may deliver a copy of such order (accompanied by a certificate of the Escrow Representative substantially in the form of ANNEX VI attached hereto (a "STOCKHOLDER

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CANCELLATION CERTIFICATE")) canceling such Certificate of Instruction, and such
Certificate of Instruction shall thereupon be deemed canceled. The Escrow Agent shall give written notice to the Parent of its receipt of a Stockholder Cancellation Certificate not later than the business day next following receipt thereof, together with a copy of such Stockholder Cancellation Certificate.

                           (g)      To the extent that the Escrow Agent is
required to deliver Escrow Shares to Parent hereunder, it shall deliver to Parent (i) such shares obtained from the escrow accounts maintained for the Company Stockholders on a PRO RATA basis based on the respective ownership of Escrow Shares set forth on SCHEDULE I hereto, and (ii) stock transfer powers related to such shares. Parent shall cause the transfer agent for the Parent Common Stock to cooperate with the Escrow Agent in providing replacement stock certificates for shares of Parent Common Stock in substitution for those held by the Escrow Agent in order to enable the Escrow Agent to make the distributions of Escrow Shares required under this Agreement.

                           (h)      No certificate shall be delivered pursuant
to this Section 5 unless it shall have been prepared in good faith by the party delivering such certificate, and all certificates delivered pursuant to this
Section 5 shall represent bona fide notice for purposes of this Agreement.

                  6.       RELEASE OF ESCROW SHARES.

                           (a)      On the date on which the Parent files its
Annual Report on Form 10-K for the year ended December 31, 2000, the Escrow Agent shall deliver to each Company Stockholder 50% of the Escrow Shares that remain in possession of the Escrow Agent and have not been cancelled pursuant to
Section 5.

                           (b)      The escrow established by this Agreement
shall terminate on the Termination Date; PROVIDED that this Agreement shall continue in effect until the resolution of all outstanding indemnification claims as to which the Escrow Agent has properly received a Certificate of Instruction in accordance with Section 5(a) hereof on or prior to the Termination Date, and the escrow established hereby shall continue with respect to such claims until such claims have been resolved in accordance herewith.

                           (c)      The Escrow Agent shall deliver on the
Termination to each Company Stockholder (i) any dividends or other distributions received and not previously distributed pursuant to Section 3, (ii) a certificate or certificates evidencing the remaining number of each Company Stockholder's Escrow Shares, if any, less that number of Escrow Shares as shall represent (at the Per Share Price, calculated as of the date of receipt by the Escrow Agent of the Certificate of Instruction) any amounts designated in Certificates of Instruction received by the Escrow Agent prior to the Termination Date that have not been canceled in accordance with paragraph (d),
(e) or (f) of Section 5, and (iii) each Company Stockholder's remaining executed stock transfer powers, if any. At such time on or following the Termination Date as all Certificates of Instruction received by the Escrow Agent prior to the Termination Date have been canceled in accordance with paragraph (d), (e) or (f) of Section 5, the Escrow Agent shall promptly deliver to

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each Company Stockholder the certificate or certificates evidencing each Company
Stockholder's remaining Escrow Shares, if any, and this Agreement (other than Sections 7, 8 and 9) shall automatically terminate.

                  7. DUTIES AND OBLIGATIONS OF THE ESCROW AGENT. The duties and obligations of the Escrow Agent shall be limited to and determined solely by the provisions of this Agreement and the certificates delivered in accordance herewith, and the Escrow Agent is not charged with knowledge of or any duties or responsibilities in respect of any other agreement or document. In furtherance and not in limitation of the foregoing:

                           (a)      the Escrow Agent shall be fully protected in
relying in good faith upon any written certification, notice, direction, request, waiver, consent, receipt or other document (including any such certification, notice, direction, request, waiver, consent, receipt or other document delivered by the Escrow Representative pursuant to Section 5 of this Agreement) that the Escrow Agent reasonably believes to be genuine and duly authorized, executed and delivered;

                           (b)      the Escrow Agent shall not be liable for any
error of judgment, or for any act done or omitted by him, or for any mistake in fact or law, or for anything that he may do or refrain from doing in connection herewith; PROVIDED, HOWEVER, that notwithstanding any other provision in this Agreement, the Escrow Agent shall be liable for its willful misconduct or gross negligence or breach of this Agreement;

                           (c)      the Escrow Agent may seek the advice of
legal counsel selected with reasonable care in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and the Escrow Agent shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel;

                           (d)      in the event that the Escrow Agent shall in
any instance, after seeking the advice of legal counsel pursuant to the immediately preceding clause, in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be entitled to refrain from taking any action in that instance and its sole obligation, in addition to those of its duties hereunder as to which there is no such uncertainty, shall be to keep safely all property held in escrow until the Escrow Agent shall be directed otherwise in writing by each party hereto or by a final, nonappealable order of a court of competent jurisdiction; PROVIDED, HOWEVER, in the event that the Escrow Agent has not received such written direction or court order within one hundred eighty (180) calendar days after requesting the same, the Escrow Agent shall have the right to interplead Parent and the Escrow Representative in any court of competent jurisdiction and request that such court determine its rights and duties hereunder; and

                           (e)      the Escrow Agent may execute any of its
powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through agents or attorneys selected with reasonable care, nothing in this Agreement shall

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be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as fiduciary or otherwise in any jurisdiction other than the State of New York, and the Escrow Agent shall not be responsible for and shall not be under a duty to examine or pass upon the validity, binding effect, execution or sufficiency of this Agreement or of any agreement amendatory or supplemental hereto.

                  8. COOPERATION. The Parent and the Escrow Representative shall provide to the Escrow Agent all instruments and documents within their respective powers to provide that are necessary for the Escrow Agent to perform its duties and responsibilities hereunder.

                  9. FEES AND EXPENSES; INDEMNITY. The Parent shall pay the fees of the Escrow Agent for its services hereunder as and when billed by the Escrow Agent, and shall reimburse and indemnify the Escrow Agent for, and hold the Escrow Agent harmless against any loss, damages, cost or expense, including but not limited to attorneys' fees, reasonably incurred by the Escrow Agent in connection with the Escrow Agent's performance of its duties and obligations under this Agreement, as well as the reasonable costs and expenses of defending against any claim or liability relating to this Agreement; PROVIDED that notwithstanding the foregoing, the Parent shall not be required to indemnify the Escrow Agent for any such loss, liability, cost or expense arising as a result of the Escrow Agent's willful misconduct or gross negligence or breach of this Agreement.

                  10.      RESIGNATION AND REMOVAL OF THE ESCROW AGENT.

                           (a)      The Escrow Agent may resign as such not less
than thirty (30) calendar days following the giving of written notice thereof to the Escrow Representative and the Parent. In addition, the Escrow Agent may be removed and replaced on a date designated in a written instrument signed by the Escrow Representative and the Parent and delivered to the Escrow Agent. Notwithstanding the foregoing, no such resignation or removal shall be effective until a successor escrow agent has acknowledged its appointment as such as provided in paragraph (c) below. In either event, upon the effective date of such resignation or removal, the Escrow Agent shall deliver the Escrow Shares, the executed stock transfer powers relating thereto, and any dividends and other distributions received in respect thereof and not previously distributed to the Parent or the Company Stockholders, together with earnings thereon, if any, to such successor escrow agent, together with such records maintained by the Escrow Agent in connection with its duties hereunder and other information with respect to the Escrow Shares as such successor may reasonably request.

                           (b)      If a successor escrow agent shall not have
acknowledged its appointment as such as provided in paragraph (c) below, in the case of a resignation, prior to the expiration of thirty (30) calendar days following the date of a notice of resignation or, in the case of a removal, on the date designated for the Escrow Agent's removal, as the case may be, because the Escrow Representative and the Parent are unable to agree on a successor escrow agent, or for any other reason, the Escrow Agent may select a successor escrow agent (which shall be a depositary institution or trust

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company with offices in New York, New York having combined capital and surplus of at least $100 million) and any such resulting appointment shall be binding upon all of the parties to this Agreement.

                           (c)      Upon written acknowledgment by a successor
escrow agent appointed in accordance with the foregoing provisions of this Section of its agreement to serve as escrow agent hereunder and the receipt of the Escrow Shares, the executed stock transfer powers relating thereto and dividends and other distributions received in respect thereof and not previously distributed to the Parent or the Company Stockholders, together with earnings thereon, if any, the Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Agreement, subject to the proviso contained in clause (ii) of Section 7, and such successor escrow agent shall for all purposes hereof be the Escrow Agent.

                  11. DUTIES AND OBLIGATIONS OF THE ESCROW REPRESENTATIVE. The duties and obligations of the Escrow Representative shall be limited to and determined solely by the provisions of this Agreement. The Escrow Representative shall be fully protected in relying in good faith upon any determination made by the Escrow Representative and on any written certification, notice, direction, request, waiver, consent, receipt or other document that the Escrow Representative reasonably believes to be genuine and duly authorized, executed and delivered. The Escrow Representative shall not be liable for any error of judgment, or for any act done or omitted by him, or for any mistake in fact or law, or for anything that he may do or refrain from doing in connection herewith. The Escrow Representative may seek the advice of legal counsel selected with reasonable care in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and the Escrow Representative shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel.

                  12. NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given if delivered personally or by facsimile transmission or sent by a nationally recognized overnight courier service to the parties at the following addresses or facsimile numbers:

                  If to the Parent, to:

                  Metromedia Fiber Network, Inc.
                  c/o Metromedia Company
                  One Meadowlands Plaza
                  East Rutherford, New Jersey 07073
                  Facsimile No.:  (203) 531-2803
                  Attn:  Arnold L. Wadler, Esq.

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                  with a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, NY  10019-6064
                  Facsimile No.: (212) 757-3990
                  Attn:  Douglas A. Cifu, Esq.

                  If to the Escrow Representative, to:

                  Mark Spagnolo
                  SiteSmith, Inc.
                  3283 Scott Boulevard
                  Santa Clara, CA  95054
                  Facsimile No.:  (408) 588-1204

                  with a copy to:

                  Venture Law Group
                  2800 Sand Hill Road
                  Menlo Park, California  94025
                  Facsimile No.:  (650) 233-8386
                  Attn:  Steven J. Tonsfeldt, Esq.

                  If to the Escrow Agent, to:

                  [__________________]
                  [__________________]
                  [__________________]
                  Facsimile No.:  [__________________]
                  Attn:  [__________________]

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt if received on a business day during normal business hours, and if not then received, on the next business day, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

                  13. AMENDMENTS, ETC. This Agreement may be amended or modified, and any of the terms hereof may be waived, only by a written instrument duly executed by or on behalf of the Parent and the Escrow Representative and, with respect to any

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amendment that would adversely affect the Escrow Agent, the Escrow Agent. No waiver by any party of any term or condition contained of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

                  14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

                  15. BUSINESS DAY. For all purposes of this Agreement, the term "business day" shall mean a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

                  16. MISCELLANEOUS. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed as of the date first above written.

                                   METROMEDIA FIBER NETWORK, INC.


                                   By:____________________________
                                   Name:
                                   Title:


                                   _______________________________
                                   Mark Spagnolo


                                   ESCROW AGENT


                                   By:____________________________
                                   Name:
                                   Title: